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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the use in Form SB-2 - Registration Statement under the Securities Act of 1933 of RPM Technologies, Inc. (a Delaware corporation) (File No. 333-_______) of our independent auditor's report dated August 5, 2004 relating to the restated balance sheets, statements of operations and comprehensive loss, statement of changes in shareholders'equity and statements of cash flows of RPM Technologies, Inc. as of December 31, 2003 and 2002 and for each of the years ended December 31, 2003 and 2002, respectively, accompanying the financial statements contained in such Registration Statement on Form SB-2 under the Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".


                                                     /s/ S. W. Hatfield, CPA
                                                    -------------------------
                                                         S. W. HATFIELD, CPA
Dallas, Texas
September 29, 2004